                                EXHIBIT 10.108


                     BROWN & SHARPE MANUFACTURING COMPANY



              SENIOR EXECUTIVE SUPPLEMENTAL UMBRELLA PENSION PLAN

                              (FEBRUARY 13, 1998)

     1.  Purpose and Nature of Plan.  The Senior Executive Supplemental Umbrella
         --------------------------
Pension Plan set forth herein (as the same may be amended, the "Plan") is intended to assure certain senior executives of Brown & Sharpe Manufacturing Company (the "Company") and its subsidiaries, subject to the terms of the Plan, a specified level of retirement benefits upon retirement from the employ of the Company and its subsidiaries. The Plan is intended to be unfunded for purposes of both the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and as a plan maintained for the benefit of a select group of management or highly compensated employees for purposes of Sections 201(2), 301(a)(2) and 401(a)(2) of ERISA, and shall be construed accordingly. Although the Company reserves the right to establish a so-called grantor trust or another funding medium or investment vehicle to provide for the payment of benefits hereunder, nothing in the Plan will be construed to create a trust or to obligate the Company or any other person to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any employee or any other person rights to any specific assets of the Company or of any other person.

     2.  Meaning of Terms.  Except as may otherwise be clearly indicated by the
         ----------------
context, for purposes of the Plan the following terms shall have the following meanings:

     . "Actuarial Equivalent" means a benefit that is the actuarial equivalent of a benefit payable in another form or commencing at another time or both, as determined by the Committee based on the actuarial assumptions set forth in Exhibit B.

     . "Administrator" has the meaning given it in Section 8.

     . "Applicable Annuity Factor" for any age means the factor set forth in Exhibit C for such age, representing the Actuarial Equivalent present value of a single life annuity of one dollar ($1.00) per year payable monthly commencing at such age.

     . "Applicable Percentage" means such percentage as the Committee may specify in the case of any Eligible Employee.

     . "Average Annual Plan Compensation" means, in the case of any Eligible
       Employee, the amount determined by (a) determining for each Compensation Component the three calendar years (or such lesser period during which the Eligible Employee was employed by the Company and its subsidiaries) out of the ten consecutive calendar-year period ended on December 31 next preceding (i) the date of the Eligible Employee's retirement or other termination of employment, in the case of a determination under Sections 3 or 4, (ii) the date of the Participant's death, in the case of a determination under Section 6, or (iii) the date of a Change in Control, in the case of a determination under Section 10, during which the amount of such Compensation Component paid or accrued with respect to the Eligible Employee was highest, and determining an annual average for such Compensation Component using such three high years; and (b) adding together the results of the annual averages determined under (a). For the avoidance of doubt, the three years used to average one Compensation Component need not be the same three years used to average other Compensation Components.

     . "Board" means the Board of Directors of the Company.

     . "Change in Control" means a change in control of the Company as defined in Exhibit A.

     . "Code" has the meaning given it in Section 1.

     . "Committee" means the Compensation and Nominating Committee of the Board.

     . "Company" has the meaning given it in Section 1 and includes any successor to all or a major portion of the business or assets of Brown & Sharpe Manufacturing Company.

     . "Compensation Component" means any of the following as applied to an Eligible Employee: (i) the Eligible Employee's base salary using annual rate in a partial year of service, (ii) any annual bonus plus special bonuses paid or accrued for the benefit of the Eligible Employee, whether or not under the Company's Profit Incentive Plan, (iii) "Participating Employer Contributions" (as that term is defined in the SARP under Section 5.2) for the Eligible Employee's benefit under SARP, (iv) allocations (other than of income or earnings) to the Eligible Employee's account under the ESOP, (v) credits under Section 6 of the SERP to the Eligible Employee's "Non-Directed Account" as that term is defined in the SERP, and (vi) "Matching Contributions" (as that term is defined in the SARP under Section 5.1A). For the avoidance of doubt, the following shall not constitute Compensation Components: accruals or benefits under the Company's Long Term Deferred Compensation Incentive Plan or any similar long-term plan, payments or reimbursements of or for relocation or moving expenses, or income in respect of the grant, vesting or exercise of stock (including restricted stock) awards or stock options.

     . "Eligible Employee" means an individual who (i) is employed by the Company or a subsidiary of the Company, (ii) is the Chief Executive Officer of the Company or reports directly to the Chief Executive Officer of the Company (or in the case of an otherwise eligible division or group general manager, reports to an individual who has a direct report to the Chief Executive Officer of the Company), and (iii) is individually designated (or is a member of a classification of persons designated) by the Committee as eligible to participate in the Plan.

     . "ESOP" means the Brown & Sharpe Employee Stock Ownership Plan as from time to time amended and in effect.

     . "ESOP Benefit" means, with respect to any Eligible Employee, the following expressed as an annual benefit: a 50% Joint and Survivor Annuity that is the Actuarial Equivalent of the Eligible Employee's account balance under the ESOP determined as of the date of the Eligible Employee's retirement or other termination of employment with the Company and its subsidiaries (the "applicable ESOP valuation date") by assuming, instead of the actual value of such account on such date, that the dollar value of the Eligible Employee's account balance under the ESOP as of January 1, 1998, as thereafter increased by allocations of employer contributions and forfeitures, had been increased with interest from time to time through the applicable ESOP valuation date at a rate equal to the Test Rate. If the Eligible Employee has received a distribution or withdrawal from his or her ESOP account prior to the applicable ESOP valuation date, the value of the Eligible Employee's ESOP account as of the applicable ESOP valuation date shall be increased by an amount equal to each such distribution or withdrawal increased by interest at the Test Rate from the date of such distribution or withdrawal through the applicable ESOP valuation date.

     . "50% Joint and Survivor Annuity" means an annuity payable monthly in cash to the Eligible Employee commencing with the month next following the month in which the Eligible Employee retires or otherwise terminates employment with the Company and its subsidiaries and continuing for the Eligible Employee's lifetime, with 50% of such monthly cash amount being paid thereafter to the person to whom the Eligible Employee was married at the date annuity payments to the Eligible Employee commenced or to such other person as the Eligible Employee may designate with the consent of the Administrator, provided such spouse or other person survives the Eligible Employee, with the last such payment being made for the month in which such surviving spouse or other person dies.

     . "Plan" has the meaning given it in Section 1.

     . "SARP" means the Brown & Sharpe Savings and Retirement Plan for
       Management Employees as from time to time amended and in effect.

     . "SARP Benefit" means, with respect to any Eligible Employee, the following expressed as an annual benefit: a 50% Joint and Survivor Annuity that is the Actuarial Equivalent of that portion of the Eligible Employee's accounts under the SARP, determined as of the SARP valuation date that coincides with or next follows the first day of the month coinciding with or next following the date of the Eligible Employee's retirement or other termination of employment with the Company and its subsidiaries (the "applicable SARP valuation date"), that is attributable to "Participating Employer Contributions" as that term is defined in the SARP under Section 5.2 (including similar contributions under any predecessor version of SARP) (the "applicable SARP account") by assuming, instead of the actual value of the applicable SARP account on such date, that the dollar value of the Eligible Employee's accounts under SARP as of January 1, 1998, as thereafter increased by "Participating Employer Contributions", had been increased with interest from time to time through the applicable SARP determination date at a rate equal to the Test Rate but excluding "Matching Contributions" (as that term is defined in the SARP under Section 5.1A). If the Eligible Employee has received a distribution or withdrawal from his or her SARP accounts prior to the applicable SARP valuation date, the value of the Eligible Employee's SARP accounts as of the applicable SARP valuation date shall be increased by an amount equal to each such distribution or withdrawal increased by interest at the Test Rate from the date of such distribution or withdrawal through the applicable SARP valuation date.

     . "SERP" means the Company's Supplemental Executive Retirement Plan as from time to time amended and in effect.

     . "SERP Benefit" means, with respect to any Eligible Employee, the following expressed as an annual benefit: a 50% Joint and Survivor Annuity that is the Actuarial Equivalent of that portion of the Eligible Employee's "Non-Directed Account" (as that term is defined in SERP) attributable to credits under Section 6 of SERP (and notional earnings with respect thereto), determined as of the date of the Eligible Employee's retirement or other termination of employment with the Company and its subsidiaries but excluding "Matching Contributions" (as that term is defined in the SARP under Section 5.1A).

     . "Service" means, in the case of any Eligible Employee and except as otherwise determined by the Administrator, the Eligible Employee's most recent period of uninterrupted service as an employee of the Company and its subsidiaries.

     . "Social Security Benefit" means, except as provided in the following paragraph, the retirement benefit (expressed as an annual amount) which an Eligible Employee would be eligible to receive from Social Security during his lifetime, assuming no offsets or reductions for other earnings and commencing with the month next following the month of his or her retirement or other termination of employment from the Company and its subsidiaries, as determined by the Administrator in its reasonable discretion. Determination of such benefit will reflect the provision of the Social Security Act in effect on the January 1 preceding the Eligible Employee's retirement or termination of employment, as applicable. If an Eligible Employee retires or his or her employment terminates prior to age 62 and at a time when he or she is not yet eligible to receive Social Security, the Eligible Employee's Social Security Benefit for purposes of the Plan shall be zero
       (0) until the month next following the Eligible Employee's 62nd birth date and thereafter shall be the Actuarial Equivalent (expressed as an annual amount) of the retirement benefit that he or she would have been eligible to receive from Social Security at age 62, based on the methodology described in the preceding paragraph and assuming that the Eligible Employee's earnings in the year prior to termination or retirement continued at the same rate until the year prior to attainment of age 62.

     . "Test Rate" means, except as otherwise determined by the Committee with respect to future periods, a rate equal to the monthly average of the Merrill Lynch Government Master Treasury Bond Index (Ten Plus Years).

     3.  Benefits at Normal or Early Retirement.  Each Eligible Employee with at
         --------------------------------------
least five (5) years of Service who retires from the employ of the Company and its subsidiaries upon or after attaining age 65, or upon or after attaining age 60 with at least ten (10) years of Service, will be entitled to a benefit, payable in the form described in Section 5, that is the Actuarial Equivalent of the benefit described in this Section. The benefit described in this Section is a 50% Joint and Survivor Annuity where each of the monthly payments payable during the Eligible Employee's lifetime equals one-twelfth (1/12) the amount obtained by subtracting (b) from (a), where

       (a) is the Applicable Percentage of the Eligible Employee's Average Annual Plan Compensation; and

       (b) is the sum of the Eligible Employee's (i) SERP Benefit; (ii) SARP Benefit; (iii) ESOP Benefit; and (iv) Social Security Benefit.

     4.  Benefits Upon Other Termination of Employment.  Each Eligible Employee
         ---------------------------------------------
with at least five (5) years of Service whose employment with the Company and its subsidiaries terminates (other than by reason of a retirement described in Section 3 above) after the Eligible Employee attains age 55 will be entitled to a benefit, payable in the form described in Section 5, that is the Actuarial Equivalent of the benefit described in this Section. The benefit described in this Section is a 50% Joint and Survivor Annuity where each of the monthly payments payable during the Eligible Employee's lifetime equals one-twelfth (1/12) the amount obtained by subtracting (b) from (a), multiplying the result by (c), and multiplying the result of that computation by (d), where

       (a) is the Applicable Percentage of the Eligible Employee's Average Annual Plan Compensation;

       (b) is the sum of the Eligible Employee's (i) SERP Benefit; (ii) SARP Benefit; (iii) ESOP Benefit; and (iv) Social Security Benefit;

       (c) is one (1) minus the fraction determined under (i) or (ii), whichever is applicable:

          (i) If the Eligible Employee's age at the beginning of his or her period of Service taken into account under the Plan (determined to the nearest whole month) was 55 or older, the applicable fraction for purposes of this paragraph (c) shall be a fraction, the numerator of which is the excess of 65 over the Eligible Employee's age at termination of employment (determined to the nearest whole month), and the denominator of which is the excess of 65 over the Eligible Employee's age at the beginning of the period of Service taken into account under the Plan (determined to the nearest whole month).

          (ii) If the Eligible Employee's age at the beginning of his or her period of Service taken into account under the Plan was less than 55, the applicable fraction for purposes of this paragraph (c) shall be a fraction, the numerator of which is the excess of the Eligible

       Employee's "full accrual age" (determined to the nearest whole month) over the Eligible Employee's age at termination of employment (determined to the nearest whole month), and the denominator of which is the excess of 65 over his or her age at the beginning of the period of Service taken into account under the Plan (determined to the nearest whole month), where "full accrual age" means the later of age 60 or the age at which the Eligible Employee would have completed 10 years of Service assuming continued employment; and

       (d) is (1) divided by (2), where (1) is the Applicable Annuity Factor at age 65, if the Eligible Employee's age at the beginning of his or her period of Service taken into account under the Plan was 55 or greater, and in every other case the Applicable Annuity Factor at the Eligible Employee's "full accrual age" as determined under (c)(ii) above, and (2) is the Applicable Annuity Factor at the Eligible Employee's age at termination of employment.

     5.  Form of Payment.  The benefit with respect to an Eligible Employee who
         ---------------
retires or whose employment terminates under Section 4 or Section 5 above shall be paid in accordance with this Section 5. In connection with his or her initial participation in the Plan (or by March 31, 1998, if later), each Participant shall elect, in such manner and form as the Administrator may determine, how the Participant's entire benefit under the Plan shall be paid from among the following options:

       (a) A lump sum cash payment within 20 days of termination of employment.

       (b) Three annual cash installments, the first such installment (equal to one-third of the lump-sum amount described in (a)) being paid within 20 days of termination of employment, the second installment (equal to one-third of the amount described in (a), increased by interest at the Test
     Rate) being paid on the first anniversary of the termination of employment, and the third and final installment (equal to one-third the amount described in (a), increased by interest at the Test Rate) being paid on the second anniversary of the termination of employment.

       (c) A single life annuity payable monthly in cash for the Eligible Employee's life commencing with the first day of the month coinciding with or next following the Eligible Employee's retirement or other termination of employment and ending with the month of the Eligible Employee's death.

       (d) A 50% Joint and Survivor Annuity; provided, that if the Eligible Employee elects the form of benefit described in this paragraph (d) and wishes to designate a contingent annuitant other than the Eligible Employee's spouse, any such designation must be made at the time of the election and shall be subject to approval by the Administrator.

     An Eligible Employee who has made an initial election as described above may change such election by delivering a notice of such change, in such form and manner as the Administrator may determine, to the Administrator not later than December 31 of the second calendar year preceding the calendar year in which retirement or other termination of employment occurs. Any change in form of payment, upon becoming effective, shall apply to the Eligible Employee's entire benefit, if any, hereunder unless later changed again in accordance with this Section. If an Eligible Employee retires or his or her employment terminates prior to January 1 of the second year following the year in which he or she has made a change in election described above, his or her benefit, if any, shall be distributed in accordance with the most recent distribution election. In the absence of an effective election, the Eligible Employee's benefit, if any, shall be distributed in the annuity option described in (c) above if the Eligible Employee is not married on the date of retirement or other termination of employment and otherwise in the form of the annuity option described in (d) above (with the Eligible Employee's spouse as the contingent annuitant). Notwithstanding the foregoing, the distribution alternatives described at (c) and (d) above shall not be available with respect to any benefit with an Actuarial Equivalent value at retirement or other termination of employment of $50,000 or less. In the event any Eligible Employee has made an otherwise effective election to have his or her benefit, if any, distributed under an alternative described at (c) or (d) above, but the Actuarial Equivalent value of such benefit at retirement or other termination of employment is $50,000 or less, distribution shall be made in three annual installments as described at (b) above.

     6.  Certain Death Benefits.  If a married Eligible Employee dies prior to
         ----------------------
retirement or other termination of employment but after attaining age 55 with at least five years of Service and is survived by his or her spouse, such spouse shall be entitled to an annuity for the remainder of her or his lifetime equal to the annuity to which she or he would have been entitled had the Eligible Employee retired or terminated employment and commenced receiving benefits under
Section 5(d) immediately prior to death, having designated his or her spouse as the contingent annuitant. Notwithstanding the foregoing, if the lump sum Actuarial Equivalent determined as of the date of death of the survivor benefit described in the preceding sentence is $50,000 or less, the Administrator shall cause the entire benefit to be paid in a single lump sum payment to the surviving spouse as soon as practicable following the date of the Eligible Employee's death.

     7.  No other benefits payable.  Except as provided under Sections 3, 4, 5
         -------------------------
and 6 above, no benefits shall be payable under the Plan upon the retirement, death or other termination of employment of an Eligible Employee or upon the death of an Eligible Employee following retirement or other termination of employment.

     8.  Administration.  The Plan shall be administered by the Committee (which
         --------------
shall serve as "plan administrator" for purposes of ERISA) with assistance from such person or persons, if any, as the Committee appoints to assist it in such administration. The Committee and those persons to whom the Committee delegates its authority (such persons together with the Committee, the "Administrator") shall have the discretionary authority to construe the Plan, determine all questions relating to eligibility for or the amount of benefits payable under the Plan, prescribe such forms and procedures as it or they deem necessary or appropriate for the administration of the Plan, and generally to determine all matters pertaining to the administration of the Plan. The Committee's determination in any such matter shall be final and binding on all parties.

     If any person claims any benefit hereunder, the Administrator shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the ninety-day response period may be extended by the plan administrator to 180 days. If the Administrator does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Committee, which request may include a request to review pertinent documents and to submit issues and comments in writing. The Committee shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of the time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied.

     9.  Termination for cause; covenant not to compete.  Notwithstanding any
         ----------------------------------------------
other provision of the Plan,

       (a) no benefit shall be payable hereunder to or on account of any Eligible Employee whose employment with the Company or its subsidiaries is terminated for cause. For purposes of the preceding sentence, termination for "cause" shall mean termination on account of intentional commission of theft, embezzlement, or other serious and substantial crimes against the Company, intentional wrongful engagement of competitive activity with respect to any business of the Company or its subsidiaries as provided in
     (b) below, or intentional wrongful commission of material acts in clear and direct contravention of instructions from the Board or the Chief Executive Officer; provided, however, that the termination for cause shall have been approved or ratified by the Board after notice to the Participant; and

       (b) no benefit shall be payable hereunder to or on account of any Eligible Employee who at any time during his or her employment with the Company and its subsidiaries or within the two-year period following retirement or other termination of employment competes with the Company. For purposes of this clause (b), an Eligible Employee shall be deemed to be competing with the Company if, without the prior written consent of the Committee, he or she directly or indirectly, whether as owner, partner, principal, investor, consultant, agent, employee, co-venturer or otherwise competes with any business of the Company or any of its affiliates within the United States and any other country in which the Company and its affiliates is engaged in business at the time or, if employment has terminated, at the date of termination of employment, or undertakes any planning for any business competitive with the Company or any of its affiliates in the United States and such other countries. If an Eligible Employee does not comply with the terms of this paragraph he or she shall forfeit all amounts not already paid under the Plan and shall be required to disgorge to the Company any amounts already paid. An Eligible Employee shall execute all documents that the Administrator may deem appropriate or necessary, including without limitation such documents as may be appropriate to evidence the covenant not to compete, before any benefits are payable with respect to the Eligible Employee hereunder.

       (c) To the extent any portion of this Section 9 is determined by a court of competent jurisdiction to be invalid or unenforceable, this Section 9 shall be reformed so as to avoid such illegality and unenforceability and the resulting provisions shall be fully enforceable.

     10.  Change in Control.  In the event of a Change in Control of the
          -----------------
Company, the provisions of this Section 10 shall apply notwithstanding any other provision of the Plan to the contrary. Each Eligible Employee who is employed immediately prior to the Change in Control shall have a fully vested benefit that is the Actuarial Equivalent (determined as of the date of the Change in Control) of the benefit to which such Eligible Employee would have been entitled under Section 3 or Section 4 had he or she retired or terminated employment (other than by reason of a termination for cause) upon the later of the date of the Change in Control or the date on which the Eligible Employee would have attained age 55, determined taking into account the following special rules:

       (a) The Eligible Employee's Average Annual Plan Compensation, SARP Benefit, SERP Benefit, ESOP Benefit, Social Security Benefit, and Early Commencement Factor shall be determined as of the date of the Change in Control.

       (b) The Eligible Employee's entitlement to a benefit shall be determined without regard to whether he or she has the minimum five years of Service referenced in the first sentence of each of Sections 3 and 4.

       (c) In the case of an Eligible Employee who is a party to a Change in Control agreement with the Company under which the Eligible Employee may become entitled to severance or severance-type payments in connection with or following a Change in Control, (i) the Eligible Employee's age shall be increased by the number of years and months constituting the maximum period that would be used under such agreement to measure any such severance or severance-type payments, whether or not the Eligible Employee has become entitled to such severance or severance-type payments at the time of the Change in Control, and (ii) the Eligible Employee's Service for purposes of the ten (10) years of Service requirement under Section 3 and/or the ten
     (10) years of Service requirement for attaining "full accrual age" under
     Section 4(c)(ii) shall be increased by the same period.

     The benefit described in this Section shall be paid in a single lump sum cash payment of Actuarial Equivalent value as soon as practicable following the Change in Control and in all events not later than thirty (30) days thereafter. In the event of a Change in Control, the restrictions of Section 9(b) shall cease to apply.

     11.  Binding effect; no assignment.  The Company's obligations under the
          -----------------------------
Plan shall be binding upon its successors and assigns. Awards and rights to benefits under the Plan may not be assigned, alienated, sold or otherwise transferred by the Eligible Employee or any other person.

     12.  Taxes.  The Company will have the right to deduct withholding taxes
          -----
from any payments made pursuant to the Plan, or make such other provisions as it deems necessary or appropriate to satisfy its obligations for withholding federal, state or local income, employment, excise or other taxes of the United States or other applicable foreign jurisdiction (including without limitation satisfying withholding obligations from an Eligible Employee's salary) as a result of Plan accruals or payments or as a result of other payments or benefits, not under the Plan, to an Eligible Employee.

     13.  Amendment and termination.  The Committee or the Board may terminate
          -------------------------
the Plan at any time and the Board may amend the Plan at any time and from time to time, with or without retroactive effect, including without limitation amendments that change the form or timing of distributions or amendments that accelerate the vesting of all or a portion of an Eligible Employee's Account; provided, that in the case of an Eligible Employee who has attained age 55 and has at least five years of Service, no such amendment (other than a change in the actuarial assumptions set forth in Exhibit B or the Early Commencement Factors in Exhibit C) shall, without the consent of the affected Eligible Employee, alter the definition of "Change in Control" or reduce the amount of the benefit to which the Eligible Employee would have been entitled if he or she had terminated employment immediately prior to such amendment. Without limiting the foregoing, if it determines such action to be necessary to preserve or reinstate the Plan's status as a "top hat" plan under Sections 201(2), 301(a)(3) or 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), or to ensure effective tax deferral under the Plan, the Committee may at any time exclude any individual from participation in the Plan or may make such other changes in the deferral or distribution rules hereunder as are reasonably determined by the Committee to be necessary to accomplish such result or results.

     14.  No contract of employment.  Nothing in the Plan or in its operation
          -------------------------
limits the right of the Company to terminate the employment of any Eligible Employee at any time, with or without cause, and no Eligible Employee nor any other persons shall have any right to claim lost compensation or associated benefits related to discontinuance of participation in the Plan as damages or as a measure of damages in connection with any termination of employment.

     15.  Governing law.  The Plan shall be construed under the laws of the
          -------------
State of Delaware.

                                 EXHIBIT A

                               Change in Control
                               -----------------

A "Change in Control" shall be deemed to have occurred if:

     (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than (i) the Company; (ii) any subsidiary of the Company; (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company; or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

     (b) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exception given and the method of determining 'beneficial ownership' used in clause (a) of this definition) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

     (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b), or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   EXHIBIT B

                             Actuarial Assumptions
                             ---------------------

Interest rate:  7.5%

Mortality:  1983 Group Annuity Mortality Table (male rates)

                                   EXHIBIT C

                          Applicable Annuity Factors
                          --------------------------

              AGE             ANNUITY FACTOR
              45                  12.1203
              46                  12.0160
              47                  11.9071
              48                  11.7937
              49                  11.6757
              50                  11.5529
              51                  11.4252
              52                  11.2923
              53                  11.1538
              54                  11.0093
              55                  10.8585
              56                  10.7006
              57                  10.5353
              58                  10.3621
              59                  10.1807
              60                   9.9913
              61                   9.7939
              62                   9.5889
              63                   9.3770
              64                   9.1588
              65                   8.9353

Factors for ages between the ages specified shall be interpolated on a straight-line basis to the nearest completed month.